Exhibit 3.12

VALVOLINE INTERNATIONAL HOLDINGS INC.

BY-LAWS

ARTICLE I. OFFICES

Section 1. Registered Office.

The address of the registered office of Valvoline International Holdings Inc. (hereinafter called the “Corporation”) in the State of Delaware shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801.

Section 2. Offices.

The Corporation may have other offices, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

ARTICLE II. MEETINGS OF THE STOCKHOLDERS

Section 1. Place of Meetings.

All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

Section 2. Annual Meeting.

The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 3. Special Meeting.

Special meetings of the stockholders, for any purpose or purposes, may be called by a majority of the Board of Directors or the President at such place, date and hour as shall be designated in the notice thereof.

Section 4. Notice of Meeting.

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given to stockholder not less than ten (10) nor more than sixty (60) days before the meeting. The notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Section 5. Quorum.

At any meeting of the stockholders, the holders of a majority of the issued and outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by applicable law, in which case such larger number shall constitute a quorum for all purposes.

Section 6. Voting.

Each stockholder shall be entitled to one (1) vote for each share of stock held by such stockholder. Unless otherwise required by law or the Corporation’s Certificate of Incorporation, the election of directors shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Certificate of Incorporation or these By-laws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

Section 7. Proxies.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established by the Board of Directors for the meeting.

Section 8. Action By Consent.

Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders consent thereto, in writing, and such writing is filed with the minutes of the proceedings of the stockholders.

ARTICLE III. BOARD OF DIRECTORS

Section 1. Powers of Directors.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 2. Number of Directors.

The Board of Directors shall consist of [*] members, unless otherwise specifically provided for by the majority vote of the stockholders.

Section 3. Term of Office.

Each director shall be elected by the stockholders at each annual meeting and shall serve until such time as a successor is elected and takes office or until his or her earlier resignation or removal.

Section 4. Vacancies.

In the case of any vacancy on the Board of Directors or in case of any newly created directorship, such vacancy shall be filled by the Board of Directors or, in the case where there is only one (1) director remaining, the sole remaining director. If there is no director remaining in office, then the stockholders may fill the vacancies.

Section 5. Resignation.

Any director may resign at any time by giving written notice of his or her resignation to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Removal.

A director may be removed, either with or without cause and without liability, at any time by a majority vote of either the Board of Directors or the stockholders.

Section 7. Quorum.

At any meeting of the Board of Directors, a majority of the directors of the whole Board shall constitute a quorum for all purposes, except to the extent that the presence of a larger number may be required by applicable law, in which case such larger number shall constitute a quorum for all purposes.

Section 8. Meetings.

(a) Annual Meeting. As soon as practical after each annual election of directors, the Board of Directors shall meet for the purpose of organization and the transaction of business.

(b) Regular Meetings. Regular meetings of the Board of Directors shall be held at such dates, times and places as the Board of Directors may from time to time determine.

(c) Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or upon the written request of a majority of the directors filed with the Secretary. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board of Directors.

(d) Place of Meetings. The Board of Directors may hold its meetings at such place or places, either within or without the State of Delaware, as it may from time to time by resolution determine or as shall be designated in the respective notices or waiver of notices thereof.

(e) Notice of Meetings. Notices of the annual meeting or regular meetings of the Board of Directors or any adjourned meeting need not be given. Notices of special meetings of the Board of Directors, or of any committee of the Board of Directors which has not been fixed in advance as to time and place by such committee, shall be mailed by the Secretary to each director, or member of such committee, addressed to him or her at his or her residence or usual place of business, at least two (2) days before the day on which such meeting is to be held, or shall be sent to him or her by telegraph, cable or other form of recorded communication or be delivered personally or by telephone not later than the day before such meeting is to be held.

(f) Electronic Meeting. Any meeting of the Board of Directors, or any committee thereof, may be conducted through the use of any means of communication by which all persons participating in the meeting can hear and speak to each other, and the directors’ participation in such a meeting shall constitute presence in person at the meeting for all purposes.

(g) Action By Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing is filed with the minutes of the proceedings of the Board of Directors or the committee.

ARTICLE IV. OFFICERS

Section 1. Election.

The officers of the Corporation shall be elected by the Board of Directors.

Section 2. Term of Office.

Each officer shall be elected by the Board of Directors to serve at the will and pleasure of the Board of Directors and shall hold office until his or her successor is elected and takes office or until his or her earlier resignation or removal.

Section 3. Officers of the Corporation.

The officers of the Corporation shall be as follows:

(a) a President;

(b) one or more Vice Presidents;

(c) a Secretary and, as and when appointed, one or more Assistant Secretaries one of which may be designated as an Assistant Secretary-Tax;

(d) a Treasurer and, as and when appointed, one or more Assistant Treasurers one of which may be designated as an Assistant Treasurer-Tax; and

(e) such other offices as the Board of Directors may from time to time determine.

Subject to the provisions of any applicable law, more than one office may be held by the same person, except that the offices of President and Secretary may not be held by the same person.

Section 4. Vacancies.

In case of any vacancy of an office or in case of any newly created office, an officer to fill such vacancy or such newly created office for the unexpired portion of the term being filled shall be elected by the Board of Directors.

Section 5. Resignation.

Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation and such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by the action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Removal.

An officer elected by the Board of Directors may be removed, either with or without cause and without liability, at any time by a majority vote of either the Board of Directors or the stockholders.

Section 8. Duties and Functions.

(a) The President. In addition to such powers, authority and duties as may be designated to him or her from time to time by the Board of Directors, the President shall have general supervision over the business of the Corporation, shall be the principal executive officer of the Corporation, shall have and exercise all powers, duties and authority incident to the office of President and shall, subject to the direction and control of the Board of Directors, supervise, direct and control the management of the Corporation.

(b) Vice Presidents. The Vice Presidents will have such powers, authority and duties as may be delegated or assigned to them from time to time by the Board of Directors or the President.

(c) Secretary. The Secretary shall issue all authorized notices for and shall attend and keep minutes of all meetings of the stockholders and the Board of Directors and shall perform such other duties as the Board of Directors or the President shall prescribe.

(d) Assistant Secretary. Except for the Assistant Secretary-Tax, the Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the President shall prescribe.

The authority of the Assistant Secretary-Tax shall be limited to attesting and affixing the Corporation’s seal to any and all documents which the Assistant Treasurer-Tax is, pursuant to part (f) of this Section 8 of Article IV, authorized to prepare, execute and file on behalf of the Corporation.

(e) Treasurer. The Treasurer shall have the custody of all moneys and securities of the Corporation and shall keep regular books of account. He or she shall make such disbursements of the funds of the Corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the Corporation and shall perform such other duties as the Board of Directors shall prescribe.

(f) Assistant Treasurer. Except for the Assistant Treasurer-Tax, the Assistant Treasurer or, if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors shall have such powers and discharge such duties as the Board of Directors or the President shall prescribe.

The authority of the Assistant Treasurer-Tax shall be limited to preparing, executing and filing with the United States and any political subdivision thereof, and with any other country and the political subdivisions thereof, all of the following documents: (i) income, franchise, excise, sales, use, license, property, business and occupation tax returns and reports of any kind or description; (ii) initial, periodic and annual returns and reports of any kind or description dealing with corporate status or qualification or licensing to do business and all similar reports; and (iii) returns and reports relating to unclaimed, abandoned or escheated property.

ARTICLE V. COMMITTEES

Section 1. Executive Committee.

(a) Designation. The Board of Directors may, by resolution passed by majority of the whole Board of Directors, designate an Executive Committee to consist of two or more directors.

(b) Function and Power. The Executive Committee, subject to applicable law and to the extent provided in the resolution establishing such committee, shall possess and may exercise during the intervals between meetings of the Board of Directors the powers of the Board of Directors in the management of the business and affairs of the Corporation.

(c) Vacancies. In the case of any vacancies on the Executive Committee or in the case of any newly created position thereon, a director to fill such vacancy or newly created position shall be elected by the Board of Directors.

(d) Removals. A member of the Executive Committee may be removed either with or without cause at any time by a majority vote of the Board of Directors.

(e) Meetings. The Executive Committee shall meet as often as may be determined necessary and expedient at such times and places as shall be determined by the Executive Committee.

(f) Quorum. At any meeting of the Executive Committee, a majority of the members shall constitute a quorum for all purposes.

Section 2. Other Committees.

The Board of Directors may, by resolution passed by a majority of the whole Board, designate other committees, each committee to consist of two or more directors and to have such duties and functions as shall be provided in such resolution. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

ARTICLE VI. STOCK CERTIFICATES

Section 1. Issuance.

Each stockholder shall be entitled to a certificate signed by the President or any other duly appointed officer of the Corporation, certifying the number of shares owned by him or her.

Section 2. Transfer.

Transfers of stock shall be made only upon the transfer books of the Corporation by the transfer agents designated to transfer shares of stock of the Corporation.

Section 3. Lost, Stolen or Destroyed Certificates.

The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VII. BOOKS, ACCOUNTS AND RECORDS

The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, the Board of Directors and committees of the Board of Directors. All books, accounts and records of the Corporation, including, but not limited to stock ledgers and minute books, shall be located where the books, accounts and records of any stockholder of the Corporation which own a majority of the issued and outstanding stock of this Corporation are kept or at such place as shall be designated by the majority stockholder. Such books and records of account may be maintained on any information storage device or method.

ARTICLE VIII. SEAL

The Board of Directors may, by resolution, provide for a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.

ARTICLE IX. FISCAL YEAR

The fiscal year of the Corporation shall end on the 30th day of September in each year.

ARTICLE X. INDEMNIFICATION

Section 1.

Every person who is or was a director, officer or employee of the Corporation or of any other corporation or entity in which he served as a director, officer or employee at the request of the Corporation (hereinafter collectively referred to as a “Covered Person”), shall, except as otherwise provided in Section 4, be indemnified by the Corporation against any and all reasonable costs and expenses (including but not limited to reasonable attorney’s fees) and any liabilities (including but not limited to judgments, fines, penalties and reasonable settlements) that may be paid or imposed against him or her in connection with or resulting from any pending, threatened or completed claim, action, suit or proceeding (whether brought by or in the right of the Corporation or such other corporation or entity or otherwise), and whether civil, criminal, administrative, investigative or legislative (including any appeal relating thereto), in which he may be involved, as a party or witness or otherwise, by reason of his or her being or having been a director, officer or employee of the Corporation or a director, officer or employee of such other corporation or entity, or by reason of any action taken or not taken in such capacity, whether or not he continues to be such at the time such liability or expense shall have been paid or imposed, if the Covered Person:

(a)	has been successful on the merits or otherwise with respect to such claim, action, suit or proceeding; or

(b)	acted in good faith, in what he reasonably believed to be the best interests of the Corporation or such other corporation or entity, as the case may be, and in addition, in any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

As used in this Article X, the terms “expense” and “liability” shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgements, fines or penalties against, and reasonable amounts paid in settlement by, a Covered Person. The termination of any claim, action, suit or proceeding by judgment, settlement (whether with or without court approval), conviction or upon a plea of guilty or nolo contendere, or its equivalent, shall not create a presumption that a Covered Person did not meet the standard of conduct set forth in paragraph (b) of this Section 1.

Section 2.

Indemnification under paragraph (b) of Section 1 shall be made unless it is determined by the stockholder of the Corporation that the Covered Person has not met the standard of conduct set forth in paragraph (b) of Section 1.

Section 3.

Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Section 1 of this Article X (i) shall be advanced by the Corporation prior to the final disposition thereof to any director or officer; and (ii) may be advanced by the

Corporation prior to the final disposition thereof to any employee or agent of the Corporation; provided that such Covered Persons shall be obligated to repay such advances if it is ultimately determined that he or she is not entitled to indemnification. As a condition to advancing expenses hereunder, the Corporation may require the Covered Person to sign a written instrument acknowledging his or her obligation to repay any advances hereunder if it is ultimately determined he is not entitled to indemnity.

Section 4.

The indemnification provided in this Article X shall be subject to the following exclusion: no person shall be indemnified in respect of any claim, action, suit or proceeding initiated by such person or his or her personal or legal representative, or which involved the voluntary solicitation or intervention of such person or his or her personal or legal representative (other than an action to enforce indemnification rights hereunder or an action initiated with the prior approval of the stockholder(s) of the Corporation).

Section 5.

The rights of indemnification provided by this Article X shall be in addition to any other rights to which any Covered Person may otherwise be entitled to by contract, vote of stockholders or disinterested directors, other corporate action or otherwise; and in the event of any such person’s death, such rights shall be extended to his or her heirs and legal representatives.

ARTICLE XI. AMENDMENTS

These By-laws may be amended, altered, changed, adopted and repealed or new By-laws adopted by the Board of Directors.

ARTICLE XII. FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or the By-laws; or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.